Rule 10f-3 Transactions
November 1, 2015 through October 31, 2016
Reported Transactions

1.  The following 10f-3 transaction was effected for the
Victory National Municipal Bond Fund,
Issuer/Security:  Ohio Higher Education (Case Western)
Date of Purchase:  10/26/2016
Date Offering Commenced:  10/25/2016
Name of Broker/Dealer from Whom Purchased:  Morgan Stanley
Name of Affiliated Dealer in Syndicate:  Victory
Members of the Syndicate:  Morgan Stanley, JP Morgan, Huntington
Key Banc, PNC
Aggregate Principal Amount of Purchase:  $606,831
Aggregate Principal Amount of Offering:  $159,310,000
Purchase Price:  $97.093
Commission/ Spread/ Profit:  .0375%

2.  The following 10f-3 transaction was effected for the
Victory Ohio Municipal Bond Fund
Issuer/Security:  Columbus CSD, Ohio
Date of Purchase:  03/10/2016
Date Offering Commenced:  03/10/2016
Name of Broker/Dealer from Whom Purchased:  Ross Sinclair
Name of Affiliated Dealer in Syndicate:  Victory
Members of the Syndicate:  Ross Sinclair, Key Banc, Loop
Aggregate Principal Amount of Purchase: $1,190,290
Aggregate Principal Amount of Offering: $48,705,000
Purchase Price:  $119.029
Commission/ Spread/ Profit:  0.375%